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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT


     By this Agreement, the undersigned agree that this Statement on Schedule 13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Syneron Medical Ltd. is being filed on behalf of each of us.

DATED: August 8, 2005


                                     EUROPEAN HIGH-TECH CAPITAL S.A.


                                     By: /s/ Michal Drayman
                                        -----------------------------
                                     Name:   Michal Drayman
                                     Title:   Director


                                     STARLIGHT CAPITAL S.A.


                                     By: /s/ Joseph Shefet
                                        -----------------------------
                                     Name:  Joseph Shefet
                                     Title:  Director


                                     THE ECKHOUSE FOUNDATION


                                     By: Quality Gems Ltd., sole member
                                         of Foundation Council


                                     By:  /s/ Joseph Shefet
                                        -----------------------------
                                     Name: Joseph Shefet
                                     Title: Sole Director